Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in Registration Statement (No. 333-131704) on Form S-8 of Digital Music Group, Inc. of our report dated March 28, 2006 relating to our audit of the financial statements, which appear in this Annual Report on Form 10-K of Digital Music Group, Inc. for the year ended December 31, 2005.

/s/    PERRY-SMITH LLP

Sacramento, California

March 28, 2006